UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 14, 2012

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of 2012 base salary, contributions to Israeli severance, pension & education funds and approval of cash bonus to be paid to Eyal Waldman, President and Chief Executive Officer (the “CEO”) of Mellanox Technologies, Ltd. (the “Company”).

Further to the approval of the Company’s Audit Committee (the “Committee”) and its Board of the Directors (the “Board”), upon the recommendation of the Company’s Compensation Committee, at the Company’s 2012 Annual General Meeting of Shareholders held on May 14, 2012 (the “Meeting”), the Company’s shareholders approved: (i) the increase in the annual base salary of the CEO from $410,000 to $465,000, effective April 1, 2012; (ii) the contributions to the Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman’s base salary and the payment of employer-matching sums for U.S. and California employee benefits paid on the CEO’s behalf by the Company and related to his U.S. base salary; and (iii) the payment of a cash bonus to be paid to the CEO in the amount of $200,000 for services rendered for the fiscal year ended December 31, 2011.

Approval of Equity Award to CEO.

Further to the approval of the Committee and the Board, upon the recommendation of the Company’s Compensation Committee, at the Meeting, the Company’s shareholders approved the award of 84,000 restricted share units (collectively, the “RSUs”) to the CEO which such RSUs vest over four years, with 1/4th of the shares subject to the award of RSUs vesting on February 1, 2013, and thereafter at the rate of 3/48ths of the original number of shares subject to the award of RSUs on the first day of each quarterly period of May, August, November and February commencing May 2013, with the last 3/48ths of the original number of shares subject to the award of RSUs vesting on February 1, 2016, so long as Mr. Waldman continues to provide services to the Company.

Approval of the Company’s Amended and Restated 2006 Employee Share Purchase Plan.

At the meeting, the Company’s shareholders approved the Amended and Restated 2006 Employee Share Purchase Plan (the “ESPP”) to increase the number of ordinary shares available for issuance under the ESPP to 1,500,000 ordinary shares plus 1,085,712 ordinary shares still remaining available for issuance under the prior ESPP as of May 14, 2012.  This summary is qualified in its entirety by the text of the ESPP, which is included as an exhibit to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders voted on the following six proposals:

Proposal No. 1: To elect five directors to the Board to serve a one-year term expiring at the 2012 Annual General Meeting of Shareholders:

Nominee	For	Against	Abstain	Non-votes
Eyal Waldman	27,515,660	4,040,291	19,927	1,752,462

Dov Baharav	31,452,474	102,589	20,815	1,752,462

Glenda Dorchak	30,293,851	1,261,492	20,535	1,752,462

Irwin Federman	30,049,005	1,403,448	20,815	1,855,072

Thomas Weatherford	31,452,565	102,498	20,815	1,752,462

Each of the above nominees was elected.

Proposal No. 2: To approve the: (i) the increase in the annual base salary of the CEO from $410,000 to $465,000, effective April 1, 2012; (ii) the contributions to the Israeli severance, pension and education funds of up to an aggregate of 21% of Mr. Waldman’s base salary and the payment of employer-matching sums for U.S. and California employee benefits paid on the CEO’s behalf by the Company and related to his U.S. base salary; and (iii) the payment of a cash bonus to be paid to the CEO in the amount of $200,000 for services rendered for the fiscal year ended December 31, 2011.

For	Against	Abstain	Non-votes

27,810,659	3,746,329	20,540	1,750,812

Proposal No. 2 was approved.

Proposal No. 3: To approve the award of 84,000 RSUs to the CEO which such RSUs vest over four years, with 1/4th of the shares subject to the award of RSUs vesting on February 1, 2013, and thereafter at the rate of 3/48ths of the original number of shares subject to the award of RSUs on the first day of each quarterly period of May, August, November and February commencing May 2013, with the last 3/48ths of the original number of shares subject to the award of RSUs vesting on February 1, 2016, so long as Mr. Waldman continues to provide services to the Company.

For	Against	Abstain	Non-votes

22,213,199	9,343,029	21,300	1,750,812

Proposal No. 3 was approved.

Proposal No. 4: To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion set forth in the Company’s 2012 annual shareholder proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2012 on SEC Schedule 14A.

For	Against	Abstain	Non-votes

26,748,877	4,807,386	21,265	1,750,812

Proposal No. 4 was approved.

Proposal No. 5: To approve the amendment to the Company’s Amended and Restated 2006 Employee Share Purchase Plan.

For	Against	Abstain	Non-votes

30,040,705	1,515,118	21,705	1,750,812

Proposal No. 5 was approved.

Proposal No. 6: To appoint PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012 and to authorize the Company’s audit committee to determine the accounting firm’s remuneration in accordance with the volume and nature of their services.

For	Against	Abstain	Non-votes

31,511,981	2,175	289,417	1,524,767

Proposal No. 6 was approved.

Item 9.01.              Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
Number	Description

10.1(1)	Amended and Restated 2006 Employee Share Purchase Plan

(1) Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33299) filed on April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 15, 2012	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Michael Gray
	Name:	Michael Gray
	Title:	Chief Financial Officer

Exhibit Index

Number	Description

10.1(1)	Amended and Restated 2006 Employee Share Purchase Plan

(1) Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33299) filed on April 19, 2012.